UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
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The Dixie Group, Inc.

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THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
(706) 876-5800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Corporate Office, 475 Reed Road, Dalton, Georgia, on May 6, 2020 at 8:00 a.m., Eastern Time, for the following purposes:

1.	To elect seven individuals to the Board of Directors for a term of one year each;

2.	To approve amendment of the Company's 2016 Incentive Compensation Plan to increase by 500,000 the number of shares subject to the Plan;

3.	To cast an advisory vote on the Company’s Executive Compensation for its named executive officers (“Say-on-Pay”);

4.	To cast an advisory vote on the frequency of future say-on-pay votes;

5.	To ratify appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2020; and

6.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 21, 2020, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dalton, Georgia
Dated: March 20, 2020

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

May 6, 2020

The proxy statement and annual report to shareholders are available under "Annual Report and Proxy Materials" at www.dixiegroup.com/Investor.

THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
Phone (706) 876-5800

ANNUAL MEETING OF SHAREHOLDERS
May 6, 2020

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 20, 2020, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 21, 2020.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect seven (7) individuals to the Board of Directors for a term of one year each, (ii) approve the amendment of the Company's 2016 Incentive Compensation Plan to increase by 500,000 the number of shares subject to the Plan; (iii) cast an advisory vote on the Company’s executive compensation for its named executive officers; (iv) cast an advisory vote on the frequency of the shareholder advisory vote on executive compensation; (v) ratify the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2020, and (vi) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR electing the seven (7) nominees for director; (ii) FOR approval of the amendment of the Company's 2016 Incentive Compensation Plan to increase by 500,000 the number of shares subject to the Plan; (iii) FOR approving the Company’s executive compensation of its named executive officers; (iv) FOR setting the frequency of the shareholder advisory vote on executive compensation at an annual vote; (v) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2020.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 21, 2020, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company’s Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 21, 2020, 14,983,013 shares of Common Stock, representing 14,983,013 votes, were held of record by approximately 2,800 shareholders (including an estimated 2,400 shareholders whose shares are held in nominee names) and 836,669 shares of Class B Common Stock, representing 16,733,380 votes, were held by 10 individual shareholders, together representing an aggregate of 31,716,393 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the seven (7) nominees for director; (ii) FOR approval of the amendment of the Company's 2016 Incentive Compensation Plan to increase by 500,000 the number of shares subject to the Plan; (iii) FOR approving the Company’s executive compensation of its named executive officers; (iv) FOR setting the frequency of the shareholder advisory vote on executive compensation at an annual vote; (v) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2020.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Corporate Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Derek Davis.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, Lowry F. Kline and Michael L. Owens. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast in person or by Proxy at the Annual Meeting.

Approval of the amendment to the 2016 Incentive Compensation Plan will be deemed to have been obtained if the affirmative vote of a majority of the total votes cast is received in favor of such amendment.

Approval of the Company’s executive compensation for its named executive officers will be deemed to have been obtained if the number of votes properly cast in favor of such compensation exceeds the number of votes cast against such compensation.

With respect to the advisory vote on the frequency of say-on-pay advisory votes, the option that receives the highest number of votes will be deemed to have been selected by shareholders.

Ratification of the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2020 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative or negative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes.

A copy of the Company’s Annual Report for the year-ended December 28, 2019, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 21, 2020, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of February 21, 2020 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class
Daniel K. Frierson
111 East and West Road	Common Stock	926,206	(3)	5.9%
Lookout Mountain, TN 37350	Class B Common Stock	836,669	(4)	100.0%

Dimensional Fund Advisors, L.P.
Palisades West, Building One,
6300 Bee Cave Road	Common Stock	881,902	(5)	5.9%
Austin, TX 78746

Hodges Capital Holdings, Inc.
2905 Maple Avenue	Common Stock	1,722,415	(6)	11.5%
Dallas, TX 75201

Robert E. Shaw
115 West King Street	Common Stock	1,125,000	(7)	7.5%
Dalton, GA 30722-1005

Terry Ledbetter, Jr.
400 West Louisiana Street	Common Stock	1,054,237	(8)	7.0%
McKinney, TX 75009

Jeffrey L. Gendell
1 Sound Shore Drive, Suite 304	Common Stock	880,113	(9)	5.9%
Greenwich, CT 06830-7251

Additional Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class

William F. Blue, Jr.	Common Stock	29,971	(10)	*

Charles E. Brock	Common Stock	21,741	(11)	*

Allen L. Danzey	Common Stock	6,705	(12)	*

W. Derek Davis	Common Stock	99,655	(13)	*

Jon A. Faulkner	Common Stock	172,536	(14)	1.1%

D. Kennedy Frierson, Jr.	Common Stock	250,057	(15)	1.5%
	Class B Common Stock	230,384	(4)	27.5%

Lowry F. Kline	Common Stock	65,099	(16)	*

Hilda S. Murray	Common Stock	21,741	(17)	*

T.M. Nuckols, Jr.	Common Stock	49,956	(18)	*

Michael L. Owens	Common Stock	17,575	(19)	*

All Directors, Named Executive Officers and	Common Stock	1,413,485	(20)	8.9%
Executive Officers as Group (11 Persons) **	Class B Common Stock	836,669	(21)	100.0%

* Percentage of shares beneficially owned does not exceed 1% of the Class.

** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 17,310,196 votes or 54.6% of the total vote.

(1)
Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)
Does not include 180,809 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson is a fiduciary and for which Bank of America, N.A. serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Shares held outright	27,443		408,529	(a)
Shares held in his Individual Retirement Account	3,567	(a)	17,061	(a)
Shares held in 401(k) Plan	796	(a)	—
Shares held by his wife	—		94,879	(c)
Shares held by his children, their spouses and grandchildren	35,623	(b)	288,606	(c)
Unvested restricted stock	22,108	(a)	22,108	(a)
Shares held by family Unitrust	—		5,486	(a)
Exercisable Stock Option	—	(a)	—
Deemed conversion of his Class B Common Stock	836,669		—
Total	926,206		836,669

Total does not include 40,000 shares of Non Exercisable Stock Options.

(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(4)
The 836,669 includes 388,971 shares of Class B Common Stock held subject to a Shareholder's Agreement among Daniel K. Frierson, his wife, two of their five children (including D. Kennedy Frierson, Jr., his son) and certain family trusts which hold Class B Common Stock, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares. The Shareholder's Agreement relates only to shares of Class B Common Stock held by each of the parties to the agreement. Pursuant to the agreement Daniel K. Frierson is granted a proxy to vote such shares of Class B Common Stock so long as they remain subject to the agreement. The Class B Common Stock is convertible on a share for share basis in to shares of Common Stock; however, upon conversion such shares are no longer subject to the agreement. Nevertheless, the parties to the agreement may be deemed to be members of a "group" for purposes of Section 13(d) of the act and for purposes of reporting beneficial ownership of the Common Stock of The Dixie Group, Inc., and accordingly Daniel K. Frierson, and the other parties to the agreement have jointly filed a report on Schedule 13(d) reporting beneficial ownership of the Common Stock which they own.

(5)
Dimensional Fund Advisors, L.P. has reported beneficial ownership of an aggregate of 881,902 shares of Common Stock, as follows: 862,415 shares of Common Stock, for which it has sole voting power, and 881,902 shares of Common Stock for which it has sole dispositive power. The reported information is based upon the Schedule 13G filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 12, 2020.

(6)
Hodges Capital Holdings, Inc. Craig Hodges, Hodges Capital Management, Inc., Hodges Fund, and Hodges Small Intrinsic Value Fund has reported beneficial ownership of an aggregate of 1,722,415 shares of Common Stock. Hodges Capital Holdings, Inc. reports having shared voting power of 1,344,765 and 1,722,415 shared dispositive power. The reported information is based upon the Schedule 13G filed by Hodges Capital Holdings, Inc. with the Securities and Exchange Commission on February 5, 2020.

(7)
Robert E. Shaw has reported the beneficial ownership of an aggregate of 1,125,000 shares of Common Stock for which he has 1,125,000 shared voting power and 1,125,000 shared dispositive power. The reported information is based upon the Schedule 13G filed by Mr. Shaw with the Securities and Exchange Commission on February 14, 2020.

(8)
Terry Ledbetter, Jr. has reported the beneficial ownership of an aggregate of 1,054,237 shares of Common Stock for which he has 673,470 shared voting power and 1,054,237 shared dispositive power. The reported information is based upon the Schedule 13G filed by Kopion Asset Management, LLC and Mr. Ledbetter, founder and manager of Kopion Asset Management, LLC, with the Securities and Exchange Commission on February 10, 2020.

(9)
Jeffrey L. Gendell. has reported the beneficial ownership of an aggregate of 880,113 shares of Common Stock for which he has 880,113 shared voting power and 880,113 shared dispositive power. The reported information is based upon the Schedule 13G filed by Tontine Asset Associates, LLC and Mr. Gendell, managing member of Tontine Asset Associates, LLC, with the Securities and Exchange Commission on January 3, 2020.

(10)	Mr. William F. Blue's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	12,609
Performance Units, convertible into shares of Common Stock on retirement as a director	17,362
Total	29,971

(11)	Mr. Charles E. Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	21,741
Total	21,741

(12)	Mr. Allen L. Danzey's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Unvested Restricted Stock	6,150
Held in 401(k) Plan	555
Total	6,705

Total does not include 4,000 shares of Non Exercisable Stock Options.

(13)	Mr. W. Derek Davis's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	76,174
Shares held by his wife	4,500
Unvested Restricted Stock	14,724
Held in 401(k) Plan	4,257
Exercisable Stock Options	—
Total	99,655

Total does not include 15,000 shares of Non Exercisable Stock Options.

(14)	Mr. Jon A. Faulkner's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	72,060
Unvested Restricted Stock	100,476
Exercisable Stock Options	—
Total	172,536

Total does not include 15,000 shares of Non Exercisable Stock Options.

(15)	Mr. D. Kennedy Frierson Jr.'s beneficial ownership may be summarized as follows:

	Number of Shares Common Stock	Number of Shares Class B Common Stock
Shares held outright	10,000	94,214	(a)
Shares held by his wife	100	—
Shares held in trust(s) for children	2,585	15,540	(a)
Shares held in 401(k)	2,301	—
Unvested Restricted Stock	4,687	120,630	(a)
Exercisable Stock Options	—	—
Deemed conversion of Class B Stock	230,384	—	(a)
Total	250,057	230,384

Total does not include 25,000 shares of Non Exercisable Stock Options.

(a)	Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(16)	Mr. Lowry F. Kline's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	31,198
Performance Units, convertible into shares of Common Stock on retirement as a director	33,901
Total	65,099

(17)	Ms. Hilda S. Murray's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	21,741
Total	21,741

(18)	Mr. T.M. Nuckols, Jr.'s beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	4,628
Unvested Restricted Stock	45,328
Total	49,956

Total does not include 15,000 shares of Non Exercisable Stock Options.

(19)	Mr. Michael L. Owens' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	17,575
Total	17,575

(20)
Includes: (i) 234,112 shares of Common Stock owned directly by individuals in this group; (ii) 7,908 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) 112,320 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (iv) 25,436 shares of Common Stock owned by immediate family members of certain members of this group; (v) 3,567 shares held in individual retirement accounts; (vi) 193,473 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (vii) 836,669 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock. This total excludes options which are not yet vested of 114,000 shares of Common Stock. The options excluded will vest once the average of the high and low share price of the Company’s Common Stock shall be at least $7.00 per share for a period of 5 consecutive days, prior to the option expiration date of May 30, 2022.

(21)	Includes: (i) 836,669 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above.

PROPOSAL ONE
ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

William F. Blue, Jr., age 61, is Chairman of the Board of The Hopeway Foundation in Charlotte, North Carolina. From 2008 until his retirement in 2014, he served as Vice Chairman of Investment Banking and Capital Markets, part of Wells Fargo Securities, LLC, in Charlotte. Throughout his 29-year investment banking career, he represented foreign and domestic corporations in financing and advisory assignments, including acquisitions, divestitures, recapitalizations, fairness opinions, and public and private equity and debt offerings. From 1998 until 2008, Mr. Blue served as group head of the Wachovia Consumer and Retail Investment Banking group. Before joining Wachovia, he was a managing director in the Mergers and Acquisitions group of NationsBanc Montgomery Securities, the predecessor firm to Banc of America Securities. Mr. Blue is a member of the Company's Audit Committee, Executive Committee and Compensation Committee. He has been a director of the Company since October 2014.

Charles E. Brock, age 55, is the owner of Brock Partnerships, an entrepreneurial advisory and investment firm. From 2013-2018, Mr. Brock served as President and Chief Executive Officer of Launch Tennessee, a public-private partnership, focused on the development of high-growth companies in Tennessee. Previously, he served as the Executive Entrepreneur of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast Tennessee and one of Launch Tennessee's regional accelerators. Mr. Brock was a founding partner of the Chattanooga Renaissance Fund, a locally based angel investment group. Mr. Brock also serves as a director of Four Bridges Capital Advisors, a Chattanooga based boutique investment bank as well as director of Pinnacle Financial Partners. Mr. Brock is a member of the Company’s Audit Committee and a member of the Company's Nominating and Corporate Governance Committee. He has been a director of the Company since 2012.

Daniel K. Frierson, age 78, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of specialized equipment for building and restoring the world’s infrastructure headquartered in Chattanooga, Tennessee, and Printpack, Inc., a world leading Flexible Packaging Company, headquartered in Atlanta, Georgia. Mr. Frierson is Chairman of the Executive Committee.

D. Kennedy Frierson, Jr., age 53, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998. He has been a director of the Company since 2012.

Lowry F. Kline, age 79, served as a director of Coca-Cola Enterprises, Inc. from April 2000 until April 2008, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a former director of Jackson Furniture Industries, Inc., headquarter in Cleveland, Tennessee and McKee Foods Corporation, headquartered in Collegedale, Tennessee. Mr. Kline is Chairman of the Company’s Compensation Committee, a member of the Company’s Audit Committee and a member of the Company’s Executive Committee. He has been a director of the Company since 2004.

Hilda S. Murray, age 65, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, Tennessee. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry. Ms. Murray has been a Director of the Company since 2012 and is a member of the Company’s Audit Committee and is Chairman of the Company’s Nominating and Corporate Governance Committee.

Michael L. Owens, age 63, is Assistant Dean of Graduate Programs and Lecturer in the College of Business at the University of Tennessee at Chattanooga, Chattanooga, Tennessee. Prior to joining the University of Tennessee at Chattanooga, Mr. Owens was President of Coverdell & Company, Atlanta, Georgia. Prior to joining Coverdell, he was Senior Vice President and Chief Operating Officer of Monumental Life Insurance Company. He has been a director of the Company since 2014 and is a member of the Company's Nominating and Corporate Governance Committee and Chairman of the Company's Audit Committee.

D. Kennedy Frierson, Jr., the Company’s Vice President and Chief Operating Officer, is the son of Daniel K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

Considerations with Respect to Nominees

In selecting the slate of nominees for 2020, the independent directors of the Board considered the familiarity of the Company’s incumbent Directors with the business and prospects of the Company, developed as a result of their service on the Company’s Board. The Board believes that such familiarity will be helpful in their service on the Company’s Board. With respect to all nominees, the independent directors of the Board noted the particular qualifications, experience, attributes and skills possessed by each nominee. These qualifications are reflected in the business experience listed under each nominee’s name, above. In order of the list of nominees, such information may be summarized as follows: Mr. Blue is an experienced investment banker having been Vice Chairman of Wells Fargo Securities and involved with capital formation, mergers, acquisitions and financing of various types of ventures. Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company’s business. He is well known and respected throughout the industry. Mr. D. Kennedy Frierson, Jr. has served with the Company in various capacities since 1992. He is currently Chief Operating Officer and has most recently led the Company’s Atlas | Masland Commercial business. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Kline has a long history of management and board level experience with the world’s largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above, and chairs the Company’s Compensation Committee. Mr. Owens has extensive business and management experience, having served as President of Coverdell & Company prior to joining the University of Tennessee at Chattanooga. In addition, he has auditing experience having been employed as a certified public accountant and is Chairman of the Company's Audit Committee.
The Board of Directors recommends that the Company’s shareholders vote FOR electing the seven (7) nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors
The Board of Directors of the Company met five (5) times in 2019.

Committees, Attendance, and Directors' Fees
     The Company has a standing Executive Committee, Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee. Copies of the Charters of the Company’s Audit Committee, Compensation Committee and Nominations and Corporate Governance Committees may be found on the Company’s website at www.dixiegroup.com/Investor.

Members of the Executive Committee are Daniel K. Frierson, Chairman, William F. Blue, Jr. and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee met four (4) times in 2019.

Members of the Audit Committee are Michael L. Owens, Chairman, William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, and Hilda S. Murray. All of the members of the Audit Committee are “independent directors” as that term is defined by applicable regulations and rules of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met four (4) times in 2019.

Members of the Compensation Committee are Lowry F. Kline, Chairman, and William F. Blue, Jr. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Compensation Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Compensation Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Compensation Committee actions with respect to Compensation of Executive Officers in 2019, see Compensation Discussion and Analysis - Compensation for 2019.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Compensation Committee reports to the Board on its performance review.

The Compensation Committee met one (1) time in 2019.

The members of the Nominations and Corporate Governance Committee in 2019 were Hilda S. Murray, Chairman, Charles E. Brock, and Michael L. Owens. The Nominations and Corporate Governance Committee develops and recommends for board approval corporate governance guidelines.

The Nominations and Corporate Governance Committee’s Charter includes the duties of a nominating committee. Nominees approved by a majority of the Committee are recommended to the full Board. In selecting and approving director nominees, the Committee considers, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Nominations and Corporate Governance Committee also considers the following in selecting the proposed nominee slate:

•	at all times at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with relevant regulatory and NASD standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert”.

In selecting the current slate of director nominees, the Committee considered overall qualifications and the requirements of the makeup of the Board of Directors rather than addressing separate topics such as diversity in its selection. The Board considered the value of the incumbents’ familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

The Nominations and Corporate Governance Committee met one (1) time in 2019.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive sessions of the Board are chaired by the chairman of the Compensation Committee, Lowry F. Kline, who, as noted above, has extensive management and Board experience independent of his experience with the Company. Mr. Kline and the independent directors set their own agenda for meetings in executive session and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in executive session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company’s Audit Committee holds separate executive sessions with the Company’s independent registered public accounts, internal auditor and management. The Audit Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Director Attendance
During 2019, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $36,000, payable one-half in cash and one-half in value of Performance Units (subject to a $5.00 per share minimum value for determination of the number of performance units to be issued). Performance Units are redeemable upon a director’s retirement for an equivalent number of shares of the Company’s Common Stock. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Chairmen of the Audit and Compensation committees receive an additional annual payment of $8,000 and the Chairmen of the Nominations and Corporate Governance Committee receives an additional annual payment of $4,000. For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Independent Directors

The Board has determined that William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, Hilda S. Murray, and Michael L. Owens are independent within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2019, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock have been met.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company’s executive officers, including the Company’s CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s executive officers.

Certain Transactions between the Company and Directors and Officers

The Company’s Nominations and Corporate Governance Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the committee for review. If required and appropriate under the circumstances, the committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

During its fiscal year ended December 28, 2019, the Company purchased a portion of its product needs in the form of fiber, yarn, and carpet from Engineered Floors, an entity substantially controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 7.5% of the Company’s Common Stock, which, as of year-end, represented approximately 3.5% of the total vote of all classes of the Company’s Common Stock. Engineered Floors is one of several suppliers of such products to the Company. Total purchases from Engineered Floors for 2019 were approximately $5.9 million; or approximately 2.1% of the Company’s cost of goods sold in 2019. In accordance with the terms of its charter, the Compensation Committee reviewed the Company’s supply relationship with Engineered Floors. The dollar value of Mr. Shaw’s interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of five members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.
The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 28, 2019 (the “Audited Financial Statements”). In addition, the Committee has discussed with Dixon Hughes Goodman LLP all matters required by applicable auditing standards.
The Committee also has received the written report, disclosure and the letter from Dixon Hughes Goodman required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Dixon Hughes Goodman LLP such other matters and received such assurances from them as the Committee deemed appropriate.
Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019, to be filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Michael L. Owens, Chairman
William F. Blue, Jr.
Charles E. Brock
Lowry F. Kline
Hilda S. Murray

AUDIT COMMITTEE FINANCIAL EXPERT
The Board has determined that Michael L. Owens, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Owens’ relevant experience, please refer to Mr. Owens’ biographical information as set forth in the Election of Directors section of this proxy statement. Additionally, the Board believes the remaining members of the Audit Committee would qualify as audit committee financial experts, within the meaning of applicable rules, based on each individual's qualification and expertise.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets compensation for the Company’s executive officers, and its decisions are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of two independent directors chosen annually by the Board.
Compensation of the Company’s executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants.
The Elements of Executive Officer Compensation
Compensation for each of the Company’s executive officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to an annual incentive plan reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive’s potential annual compensation may consist of equity awards, the award value of which is tied to accomplishing both financial and non-financial goals and objectives.
Compensation for 2019. Effective February of 2019, the Compensation Committee selected performance goals and a range of possible incentives for the Company’s 2019 Incentive Compensation Plan (the “2019 Plan”). Pursuant to the 2019 Plan, each executive officer had the opportunity to earn a Cash Incentive Award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.” The potential range of cash incentives and conditions to vesting of the restricted stock awards are described below.
No incentive awards other than Career Shares were awarded to the Company's Named Executive Officers for 2019.
For 2019, each executive officer also received customary retirement plan benefits and other customary employment benefits, as in prior years.
Salary for 2019 and 2020. The base salaries for the executive officers were not adjusted during 2019. See the 2019 Summary Compensation Table for a tabular presentation of the amount of salary and other compensation elements paid in proportion to total compensation for each named executive officer. As of January 1st, 2020, Mr. Danzey’ s compensation was increased to $200,000 along with his assuming his duties as Chief Financial officer.
Potential Incentive Awards for 2019. The CEO and all executive officers whose responsibilities primarily relate to corporate level administration had the opportunity to earn a cash payment ranging from 15% to no more than 105% of such executive’s base salary (from 45% to 105% for the Chief Executive Officer and Chief Operating Officer, and from 30% to 90% for the Chief Financial Officer and from 15% to 75% for all other officers). Fifty percent of the amount of the potential award was based on achievement of specified levels of operating income from continuing operations for the Company, as adjusted for unusual items, 30% of the amount was based on achievement of specified levels of operating income of the Company’s residential business operations, as adjusted for unusual items, and 20% of the amount was based on achievement of specified levels of the Company’s commercial business operating income, as adjusted for unusual items.
Executive officers whose responsibilities primarily relate to one of the Company’s business units, had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such participant’s base salary. Fifty-five percent of the amount was based on achievement of specified levels of their annual business unit operating income, as adjusted for unusual items, 30% was based on the achievement of specified levels of the Company’s consolidated operating income, as adjusted for unusual items, and 15% was based on achievement of specified levels of the annual operating income of the Company’s other business units, as adjusted for unusual items.
The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares, in value equal to no more than 35% of the executive’s base salary as of the beginning of 2019 plus any cash incentive award paid for such year. Any Primary Long-Term Incentive Share Awards, if earned, vest ratably over three years.
Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year, excluding the Company’s Chief Operating Officer and Chief Financial Officer. The level of career share awards was set at 35% and 30%, respectively, of the Chief Operating Officer’s and Chief Financial Officer’s base salary for 2019.
In accordance with past practice, any such award, if earned, would be granted in 2020. For participants age 61 or older, the Career Share Awards vest ratably over two years from the date of the grant. For the participants age 60 or younger, shares vest ratably over five years from the date of grant after the participant reaches age 61.
Additionally, all Share Awards are subject to vesting or forfeiture under certain conditions as follows: death, disability or a change in control will result in immediate vesting of all Share Awards; termination without cause will also result in immediate vesting of all Career Share Awards and in immediate vesting of that portion of Long-Term Incentive Share Awards that have been expensed; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; to the extent that the Company has recognized compensation expense related to the shares subject to the awards, such amounts vest at retirement age and are paid out by March 15th of the subsequent year.
All awards of restricted stock are subject to a $5.00 minimum price per share when determining the number of shares awarded. The Compensation Committee retained the discretion to reduce any award by up to 30% of the amount otherwise earned based on the participant’s failure to achieve individual performance goals set by the committee.
2019 Incentive Awards. Career Share Awards were granted in 2020 for 2019 for the following named executive officers: Mr. Daniel K. Frierson - 25,000 shares, Mr. D. Kennedy Frierson, Jr. - 22,400 shares, Mr. Jon A. Faulkner - 16,200 shares, Mr. T.M. Nuckols - 11,000 shares, Mr. W. Derek Davis - 9,200.
Incentive Compensation Applicable to 2020. Following year-end, the Committee adopted an incentive plan for 2020 providing for possible cash incentive awards and restricted stock awards in the form of Long-Term Incentive Share Awards and Career Share awards, as in prior years, and similar in structure to the annual plan adopted for 2019. Any such awards, if earned, will be paid, in the case of the cash award, or granted, in the case of the restricted stock awards, in March 2021.
Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer’s cash compensation, for 2019 the Company made a contribution of 1% to the qualified plan, while no Company contributions were made to the non-qualified plan.
Compensation Considerations for 2019 and 2020. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. The deductibility, for tax purposes, of compensation paid to named executive officers is subject to limits imposed by Section 162 of the Internal Revenue Code. Annual compensation exceeding $1 million is non-deductible. Accordingly, all compensation in excess of $1 million paid to any of the Company's named executive officers (and the Chief Financial Officer) in any given year will be non-deductible.

The Company held a “Say on Pay” vote at its annual meeting in 2019. At that meeting, in excess of 94% of the votes were cast “For” approval of our executive compensation as described in the Proxy Statement for that meeting. The Committee intends to consider these results as part of its ongoing review of executive compensation.

Termination Benefits. Upon a Participant's reaching retirement age (as defined in the plan), all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company’s financial statements. As of year-end, Daniel K. Frierson, and Mr. W. Derek Davis were the only Named Executive Officers eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 23,729 shares and $27,289. If Mr. Davis had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 8,732 shares and $10,042. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock, which was $1.15/share.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.
Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.
Respectfully submitted,
Lowry F. Kline, Chairman
William F. Blue, Jr.

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 30, 2017, December 29, 2018 and December 28, 2019 for (i) the Company's Chief Executive Officer; and (ii) the Company's Chief Financial Officer, (iii) the three other most highly compensated executive officers who served as such during the fiscal year ended December 28, 2019 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)	Nonqualified Compensation Earnings ($)(h)(4)	All Other Compensation ($)(i)(5)	Total ($) (j)

Daniel K Frierson Chief Executive Officer	2019	625,000	—	—		—	5,629	630,629
	2018	625,000	257,656	203,210	—	—	5,529	1,091,395
	2017	625,000	—	—	55,748	—	5,087	685,835

D. Kennedy Frierson, Jr. Chief Operating Officer	2019	320,000	—	—	—	—	5,366	325,366
	2018	320,000	125,975	130,026	—	—	5,307	581,308
	2017	320,000	—	—	34,842	—	4,874	359,716

Jon A. Faulkner, Chief Financial Officer	2019	270,000	—	—	—	—	5,229	275,229
	2018	270,000	84,351	98,840	—	—	5,163	458,354
	2017	270,000	—	—	23,366	—	4,602	297,968

T.M. Nuckols, Vice President, President Residential	2019	275,000	—	—	—	—	5,094	280,094
	2018	275,000	123,750	90,980	—	—	4,647	494,377
	2017	248,958	—	70,000	23,366		2,172	344,496

W. Derek Davis, Vice President, Human Resources	2019	230,000	—	—	—	—	4,480	234,480
	2018	230,000	51,747	68,281	—	—	4,636	354,664
	2017	230,000	—	—	23,366	—	4,636	258,002

(1)	Includes all amounts deferred at the election of the Named Executive Officer.

(2)
Cash bonuses are shown in the year granted, not earned, because employment through year-end is a condition of earning the award. Therefore, the bonus shown in the column for 2018 relates to performance achieved in 2017.

(3)
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers. Continued employment is a condition of the Plan so the grant date is in the year after the year for which the performance was earned.

(4)
The Dixie Group does not provide above-market or preferential earnings on deferred compensation. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(5)	The following table is a summary and quantification of all amounts included in column (i).

 All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contributions Plans ($)(c)	Insurance Premiums ($)(d)	Other ($)(f) (1&2)	Total Perquisites and Other Benefits($)(g)

Daniel K. Frierson	2019	2,750	2,879		5,629
	2018	2,650	2,879		5,529
	2017	2,208	2,879		5,087

D. Kennedy Frierson, Jr.	2019	2,750	2,616		5,366
	2018	2,650	2,657		5,307
	2017	2,208	2,666		4,874

Jon A. Faulkner	2019	2,700	2,529		5,229
	2018	2,650	2,513		5,163
	2017	2,208	2,394		4,602

T.M. Nuckols	2019	2,750	2,344		5,094
	2018	2,475	2,172		4,647
	2017	—	2,172		2,172

W. Derek Davis	2019	2,300	2,180		4,480
	2018	2,300	2,336		4,636
	2017	2,300	2,336		4,636

(1)	No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

Grants of Plan-Based Awards

No equity incentive awards were awarded during 2019.

All awards of restricted stock made to the Named Executive Officers under the 2019 Incentive Compensation Plan were granted in 2020, in accordance with the terms of the plan. Such awards are as follows:

Name	Long-Term Incentive Award Shares (1)	Career Shares (1)	Total Shares

Daniel K. Frierson*	—	25,000	25,000

D. Kennedy Frierson, Jr.*	—	22,400	22,400

Jon A. Faulkner	—	16,200	16,200

T.M. Nuckols	—	11,000	11,000

W. Derek Davis	—	9,200	9,200

*Pursuant to Mr. Daniel K. Frierson’s election 22,628 shares of the total of his awards were granted as shares of Class B Common Stock and pursuant to Mr. D. Kennedy Frierson, Jr.'s election, 21,016 shares of the total of his awards were granted as Class B Common Stock.

(1) Share awards are subject to a $5.00 minimum valuation per share when determining the amount of shares to be rewarded.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c) (1)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)(2)
Daniel K. Frierson	—	—	28,359	30,202

D. Kennedy Frierson, Jr.	—	—	8,013	8,534

Jon A. Faulkner	—	—	6,367	6,781

T.M. Nuckols	—	—	7,165	7,631

W. Derek Davis	—	—	9,662	10,290

(1)	The value realized is calculated as average of the high and low price on the relevant exercise date minus the option price times the number of acquired shares.
(2) The value realized is calculated as the average of the high and low price on the relevant vesting date times the number of vested shares.

The following table sets forth information concerning the Company’s Non-Qualified Defined Contribution Plan for each of the Named Executive Officers for the fiscal year ended December 28, 2019. The Company does not maintain any other non-tax qualified deferred compensation plans. There were two withdrawals or distributions by the Named Executive Officers in the fiscal year ended 2019.
Nonqualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($)(b)(1)(2)	Registrant Contribution in Last FY ($)(c)(1)(2)	Aggregate Earnings in Last FY ($) (d)(1)(2)(3)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)
Daniel K. Frierson	31,250	—	314,426	—	1,322,198

D. Kennedy Frierson, Jr.	19,200	—	204,957	—	862,267

Jon A. Faulkner	—	—	292,050	(36,648)	1,570,487

T.M. Nuckols	—	—	—	—	—

W. Derek Davis	—	—	4,129	—	14,949

(1)	For each of the named executive officers, the entire amount reported in this column (b) is included within the amount report in column (c) of the 2019 Summary Compensation Table.

(2)
None of the amounts reported in this column (d) are reported in column (h) of the 2019 Summary Compensation Table because the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation.

(3)
Amounts reported in this column (f) for each named executive officer include amounts previously reported in the Company's Summary Compensation Table last year when earned if that officer's compensation was required to be disclosed in the previous year. This total reflects the cumulative value of each named executive officer's deferrals and investment experience.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.
 Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name (a)	Exercisable(#)(b)	Unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)

Daniel K. Frierson	—	40,000	—	4.59	5/30/2022	44,216	50,848

D. Kennedy Frierson, Jr.	—	25,000	—	4.59	5/30/2022	125,317	144,115

Jon A. Faulkner	—	15,000	—	4.17	5/30/2022	100,476	115,547

T.M. Nuckols	—	15,000	—	4.17	5/30/2022	45,328	52,127

W. Derek Davis	—	15,000	—	4.17	5/30/2022	14,724	16,933

(1)
The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($1.15/share) by the number of shares of unvested restricted stock subject to the award.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	All Other Compensation ($) (e)(4)	Total ($)

William F. Blue, Jr.	34,500	2,718	—	—	37,218

Charles E. Brock	30,500	2,718	—	—	33,218

Lowry F. Kline	42,500	2,718	—	—	45,218

Hilda S. Murray	34,500	2,718	—	—	37,218

Michael L. Owens	38,500	2,718	—	—	41,218

(1)
Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $36,000, payable $18,000 in cash and the remainder in Performance Units (subject, for payments made in 2017, 2018 and 2019, to a $5.00 minimum value per unit). For 2019 the value awarded was $11,520 in Performance Units determined as of the date of grant. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Chairmen of the Audit and Compensation committees receive an additional annual payment of $8,000 and the Chairmen of the Nominations and Corporate Governance Committee receives an additional annual payment of $4,000. Also, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

(2)
The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The value of the Performance Units awarded to each non-employee director under the Company's 2018 Incentive Compensation Plan was $11,520.

At fiscal year-end, each non-employee director was issued the following outstanding equity awards, with respect to service for 2019:

Name (a)	Performance Units (#)(b)(1)

William F. Blue, Jr.	3,600

Charles E. Brock	3,600

Lowry F. Kline	3,600

Hilda S. Murray	3,600

Michael L. Owens	3,600

(1)
The performance units represent an equal number of shares of the Company's Common Stock. At year-end, the aggregate value of such stock was $20,700 determined by multiplying the number of performance units issued by the year-end per share market value of the Company's Common Stock ($1.15/share).

PROPOSAL TWO

APPROVE THE AMENDMENT OF OUR 2016 INCENTIVE COMPENSATION PLAN

On March 4, 2020, the Compensation Committee recommended and the Board of Directors unanimously approved the amendment of our 2016 Incentive Compensation Plan (the “Amended 2016 Plan”). The amendment increases the maximum number of shares of common Stock we may issue under the amended plan by 500,000 shares (to 1,300,000 shares) in connection with the grant of stock based or stock denominated awards under the plan. The Compensation Committee and the Board of Directors recommended that amendment of the plan be submitted to shareholders for approval at the annual meeting. If approved, the amendment will become effective on May 6, 2020. A copy of the 2016 Plan showing the proposed amendment is attached as Annex A.

The purpose of the amendment is to make available an adequate number of shares of common and Class B common stock to fund the grant of potential equity awards under the plan, including, but not limited to, Primary Long term Incentive Awards, Career Share Awards, Option Awards, and other equity based or denominated awards. The Compensation Committee and the Board feel that this number of additional shares, together with those remaining under the plan will be adequate to allow the Company to continue awarding equity incentives for the duration of the plan. Such equity initiatives are an important element of our compensation structure. If such additional shares are awarded, the Committee and Board feel that such awards would represent a reasonable level of equity dilution for the Company's Shareholders. The Committee and the Board reached their decision after considering both the number and type of outstanding equity awards currently issued under the plan, and the possibility that some portion of those outstanding awards might not ultimately vest.

As of the date of this Proxy Statement 106,367 shares remain available for issuance under the 2016 Incentive Compensation Plan. The maximum number of shares that could be awarded for all participants under the annual 2020 Incentive Compensation Plan is 297,570.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendment of the plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes will not be considered entitled to vote on this item and will therefore not be counted in determining the number of votes necessary for approval.

The 2016 Plan includes the following features that protect the interests of our shareholders and will continue to include such features if the amendment is approved:

Administration by a compensation committee composed entirely of independent directors.

The number of shares available for grant will not automatically increase because of an “evergreen” feature.

Exercise prices (if applicable) must be at least 100% of fair market value on the date of the award.

Option Awards (and other awards granted with applicable exercise prices) may not be re-priced by any action that has the effect of reducing the exercise price of such option (or other such award).

The 2016 Incentive Compensation Plan sets the maximum number of options that may be granted to any one Participant during any fiscal year of the Company at 150,000. The maximum number of shares of restricted stock that may be granted to any one employee during any fiscal year of the Company is set at 330,000, and the maximum number of performance units that may be granted to any non-employee director in any one fiscal year is set at 20,000.

No material amendments will be made without the approval of shareholders.

Description of The Dixie Group, Inc. 2016 Incentive Compensation Plan
The following is a brief description of certain important features of the 2016 Incentive Compensation Plan, the full text of which is attached as Annex A. This summary does not purport to be complete and is qualified in its entirety by reference to Appendix A. If the proposal to adopt the 2016 Incentive Compensation Plan is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the shares available for issuance under the 2016 Incentive Compensation Plan.

General. The 2016 Incentive Compensation Plan provides for various types of awards denominated in shares of Common Stock and/or Class B Common Stock to employees, officers, directors and agents of the Company and its participating subsidiaries. The primary purposes of the 2016 Incentive Compensation Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of the Company, and to align employee and director interests with those of our shareholders.

Administration. The 2016 Incentive Compensation Plan is administered by the Compensation Committee of the Board. All members of the Compensation Committee must satisfy the requirements for independence of the Securities Exchange Act Rule 16b-3 and remain qualified as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee has the authority to administer and interpret the 2016 Incentive Compensation Plan, to determine the employees to whom awards will be granted under the 2016 Incentive Compensation Plan and, subject to the terms of the 2016 Incentive Compensation Plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the 2016 Incentive Compensation Plan, including minimum vesting requirements, prohibitions against re-pricing, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), 162 (m) and 409A of the Internal Revenue Code, as well as other applicable laws and stock exchange rules.

The Committee may delegate some or all of its authority over administration of the 2016 Incentive Compensation Plan to one or more officers or directors, except with respect to persons who are Section 16(a) officers or covered employees (as defined in the 2016 Incentive Compensation Plan).

Eligibility. All “employees” of the Company - within the SEC’s broad definition set forth in the instructions to the Form S-8 registration statement, which includes employees, officers, directors and (subject to certain restrictions) consultants and advisors to the Company - are eligible to receive awards under the 2016 Incentive Compensation Plan. Participation is discretionary - awards are subject to approval by the Compensation Committee.

Shares Subject to the Plan. The maximum number of shares of Common Stock and/or Class B Common Stock that may be issued as awards pursuant to the 2016 Incentive Compensation Plan if this amendment is approved will be 1,300,000 shares.

The maximum number of shares of Common Stock that may be issued under the 2016 Incentive Compensation Plan will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards, the granting or payment of stock-denominated awards that by their terms may be settled only in cash, or awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a subsidiary. Additionally, shares used by a participant to exercise an option, and shares withheld by the Company to cover the withholding tax liability associated with the exercise of an award are not counted toward the maximum number of shares that may be issued under the 2016 Incentive Compensation Plan and, accordingly, will not reduce the number of shares that will be available for future awards.

Shares of Common Stock and/or Class B Common Stock issued in connection with awards under the 2016 Incentive Compensation Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the 2016 Incentive Compensation Plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the 2016 Incentive Compensation Plan. Shares subject to outstanding awards granted under other plans shall not be subject to future issuance under the 2016 Incentive Compensation Plan, if such awards are forfeited, canceled, terminated or expire prior to the issuance of shares.

Limit on Awards. The aggregate number of shares of Common Stock and/or Class B Common Stock subject to awards of stock options that may be granted to any one Participant during any fiscal year of the Company may not exceed 150,000. The maximum number of shares of restricted stock that may be granted to any one Participant during any fiscal year of the Company is set at 330,000, and the maximum number of performance units that may be granted to any non-employee director in any fiscal year is set at 20,000. Performance units may be granted annually to non-employee directors in payment of up to one half of such directors' annual retainer, which may be set at the beginning of each annual term.

Proportional Exercise for Common Stock and Class B Common Stock. All awards granted under the 2016 Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such award; provided, however, that any participant who owns shares of the Company’s Class B Common Stock shall be entitled to elect, on the election date applicable to any award, to receive a portion of such award in shares of Class B Common Stock in an amount no greater than the proportion of Class B Common Stock then held by such participant.

Types of Awards. The following types of awards may be granted under the 2016 Incentive Compensation Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the 2016 Incentive Compensation Plan. The number of shares subject to any award is also determined by the Compensation Committee, in its discretion. At the discretion of the Compensation Committee, awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria, which may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries and may be based upon the attainment of criteria as may be determined by the Committee and set forth in the participant’s Award Agreement. Awards which vest in less than six (6) months from the date of grant may be made to employees who are exempt from the overtime pay provisions of the Federal Fair Labor Standards Act.

Qualifying Performance Award. The Committee may, in its sole discretion, grant a Qualifying Performance Award to any Section 162(m) Participant, which shall be subject to the terms and conditions established by the Committee in connection with the award and specified in the applicable award document, but in all events subject to the attainment of Section 162(m) Performance Goals as may be specified by the Committee, in accordance with the 2016 Incentive Compensation Plan. The material terms of the Performance Goals (applicable to 2016-2020) are discussed below. Awards to Section 162(m) Participants need not be structured as Qualifying Performance Awards.

Restricted Stock. A restricted stock award is an award of outstanding shares of Common Stock and/or Class B Common Stock that does not vest until after a specified period of time, or upon the satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to an award of restricted stock during the vesting period, and are also generally entitled to vote the shares underlying their awards.

Stock Unit; Performance Units. A stock unit is an award denominated in shares of Common Stock and/or Class B Common Stock that may be settled either in shares and/or cash, subject to terms and conditions determined by the Compensation Committee. Awards of stock units to non-employee directors as part of their annual director's fee are called Performance Units. Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer, payable one-half in cash and one-half in value of Performance Units. Performance Units are redeemable upon a director's retirement for an equivalent number of shares of the Company's Common Stock, and the number of units issued is determined by the market value of the Company's Common Stock on the date of grant of the units. The maximum number of performance units that may be granted to any non-employee director in any one fiscal year is set at 20,000.

Stock Payment. The Compensation Committee may issue unrestricted shares of Common Stock and/or Class B Common Stock under the 2016 Incentive Compensation Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Non-Qualified Stock Options. An award of a non-qualified stock option under the 2016 Plan grants a participant the right to purchase a certain number of shares of Common Stock and/or Class B Common Stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.” A non-qualified stock option is an option that does not qualify under Section 422 of the Code.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by shareholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all outstanding stock of the Company on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.

Payment of Exercise Price. Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in cash or, if permitted by the Compensation Committee, by tendering shares of Common Stock and/or Class B Common Stock owned by the participant and acquired at least six (6) months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of Common Stock and/or Class B Common Stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Committee may provide that stock options can be net exercised - that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Prohibition Against Re-pricing. The 2016 Incentive Compensation Plan prohibits any adjustment to an award of options that would constitute a re-pricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards, and defined, for these purposes, as any action that would have the effect of reducing the exercise price of an option or other such awards.

Additional Forfeiture Provisions. Awards granted under the 2016 Incentive Compensation Plan may be made subject to forfeiture if, after a termination of employment, the Participant engages in certain activities that breach an obligation or duty of the Participant to the Company, or that are materially injurious to or in competition with the Company.

Deferrals. The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines, but not in contravention of Section 409A of the Code. In addition, the Compensation Committee may, but not in contravention of

Section 409A of the Code, determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent the Company or any subsidiary from being denied a United States federal income tax deduction under Section 162(m) of the Code with respect to an award granted under the 2016 Incentive Compensation Plan.

Non-Transferability. During the vesting period, awards granted under the 2016 Incentive Compensation Plan are not transferable other than by will or the laws of descent and distribution, and the shares underlying any award are not transferable until they have been issued and all applicable restrictions have either lapsed or been waived by the Compensation Committee. However, the Compensation Committee may permit non-qualified stock options, or shares issued as a result of an option exercise that are subject to a restriction on transferability, to be transferred one time to a participant’s immediate family member or a trust for the benefit of a participant’s immediate family members. During a participant’s lifetime, all rights with respect to an award maybe exercised only by the participant (or, if applicable pursuant to the preceding sentence, by a permitted transferee).

Adjustments. Subject to certain limitations, the maximum number of shares available for issuance under the 2016 Incentive Compensation Plan, the number of shares covered by outstanding awards, the exercise price applicable to outstanding awards and the limit on awards to a single employee may be adjusted by the Compensation Committee if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment.

Change of Control. Upon a “Change of Control,” as defined in the 2016 Incentive Compensation Plan, the Compensation Committee, may, in its discretion and as it deems appropriate as a consequence of such Change in Control, accelerate, purchase, adjust, modify or terminate awards or cause awards to be assumed by the surviving corporation in the transaction that triggered such Change in Control. Any such actions that would cause awards under the 2016 Incentive Compensation Plan to become subject to Section 409A of the Code, however, generally may not be taken unless the Compensation Committee affirmatively determines to subject the 2016 Incentive Compensation Plan to the provisions of Section 409A.

Amendment and Termination. The 2016 Incentive Compensation Plan may be amended or terminated by the Compensation Committee at any time, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which the Company’s shares are then listed for trading) or under any provision of the Code, may become effective without stockholder approval. A termination, suspension or amendment of the 2016 Incentive Compensation Plan may not adversely affect the rights of any participant with respect to a previously granted award, without the participant’s written consent.

New Plan Benefits Under the 2016 Plan. Future benefits under the 2016 Incentive Compensation Plan as amended are not currently determinable. The amounts and terms of any future awards under the 2016 Incentive Compensation Plan, as well as the participants to which such awards may be made, depend on discretionary decisions of the Compensation Committee. While the Compensation Committee expects that any shares which ultimately may become issuable for 2016 will be issued as restricted stock awards under the 2016 Incentive Compensation Plan, the number of shares (if any) to be issued pursuant to such awards cannot be determined until it is known whether, and to what extent, the related performance goals have been met.

The following table provides information as of March 4, 2020 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

2016 Incentive Compensation Plan	(a) Number of securities to be issued upon exercise of the outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plan Approved by Security Holders	524,544 (1)	$3.97 (2)	106,378

(1)     Does not include 242,877 shares of unvested Common Stock pursuant to restricted stock grants consisting of, 40,320 of Performance Units issued to Directors, and 202,557 shares of restricted stock grants awarded under prior incentive compensation plans.

(2)     Includes the aggregate weighted-average of (i) the exercise price per share for outstanding options to purchase 166,000 shares of Common Stock under our 2016 Incentive Compensation Plan and (ii) the price per share of the Common Stock on the grant date for each of 72,000 Performance Units issued to Directors (each unit equivalent to one share of Common Stock). If all plans are included, the weighted average exercise price is $4.57.

Material Terms of the Performance Goals Applicable to 2016 - 2020
Under the 2016 Incentive Compensation Plan, both cash incentive and stock based incentive awards may be granted. The material terms of the performance goals for such awards consist of: (i) the class of employees eligible to receive the awards, see Eligible Employees; (ii) the performance criteria on which goals are based, see Performance Criteria; and (iii) the maximum payout of an award that can be provided to any employee and to all covered employees under the plan during a specified period, see Maximum Payout.

Eligible Employees. All Covered Employees (as defined under IRC Section 162(m) of the Code) and any additional key executives chosen by the compensation committee are eligible to receive awards under the plan. This group currently consists of approximately 30 individuals.

Performance Criteria. The performance goals related to awards that may be paid to participants under the Plan include one or more of the following measures in the discretion of the Compensation Committee: minimum annual levels of profitability; minimum annual levels of corporate and/or business unit Operating Income, as adjusted for specific and unusual items; corporate and/or business unit earnings before interest (EBIT) or earnings before interest taxes, and depreciation, as adjusted (EBITDA); total shareholder return, return on capital, return on equity, pre-tax earnings, earnings growth, revenue growth, operating income, operating profit, earnings per share, and return on investment or working capital, any one or more of which may be measured with respect to the Company, or any one or more of its subsidiaries or business units, and either in absolute terms or as compared to another company or other companies. Maximum payouts for each category of awards are described below.

Cash Incentive Awards. A cash incentive award component may be established for each participant in an amount expressed as a percentage of such participant’s base salary as of the beginning of the applicable year. Such percentage or percentages may be set annually by the Compensation Committee.

Share Based Awards. The Compensation Committee may elect annually to establish awards of restricted stock, stock options, performance units or other types of awards permitted under the Company’s 2016 Incentive Compensation Plan, to each participant, the value of which may be equal to a percentage of the sum of such participant’s base salary at the beginning of the applicable year plus any cash incentive award paid for such year. The Committee shall determine such percentage annually. All such awards may be made contingent upon attainment of one or more of the performance goals listed above and as set annually by the Committee.

Maximum Payout. The maximum annual Cash Incentive Award that could be paid to any one participant for 2016 - 2020 is $750,000 and the maximum annual amount of cash awards that can be paid to all covered employees is $3,000,000.

The maximum annual value of stock based awards that could be issued to any one participant for 2016 - 2020 would be $1,650,000 or 330,000 shares and the maximum annual value of stock awards that could be issued to all covered employees would be $3,750,000 or 750,000 shares using the $5.00 per share minimum price provided by the incentive plan, as approved by the Compensation Committee.

Within the terms of the 2016 Incentive Compensation Plan, and subject to the limitations of the material terms of the performance goals as approved by shareholders, the Committee will select annual performance criteria, specific targets, and types and amounts of potential incentive awards applicable to each year in the 2016 - 2020 period. Thereafter, the material terms of the Performance Goals will be again submitted to shareholder for approval.

Certain United States Federal Income Tax Consequences
The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2016 Incentive Compensation Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock. A participant generally will not be taxed at the time a restricted stock award is granted, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award (or the portion of the award that is then vesting) at that time. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which generally is subject to the same rate as capital gains income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of restricted stock. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Stock Units. A participant will generally not recognize taxable income on the grant of a stock unit award. Subsequently, when the terms and conditions prescribed by the Compensation Committee for payment of the award have been satisfied and settlement is made in either cash or stock, the participant will recognize ordinary income equal to the amount of any cash received and the fair market value of any shares of the Company’s Common Stock received as of the date of such settlement, reduced by the amount (if any) that the participant is required to pay to exercise the award. Any dividend equivalents paid on the unvested stock unit awards are taxable as ordinary income when paid to the participant.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to an award of stock units. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Stock Awards. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award.

Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise.

Incentive Stock Options (ISOs). No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO, nor within one year from the date of exercise, the participant will be entitled to treat any gain or loss related to the exercise of the ISO as capital gain or loss (instead of ordinary income), and the Company will not be entitled to a deduction by reason of the grant or exercise of the ISO. The amount of the gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income taxable to a participant as a result of any disqualifying disposition.

Withholding. The Company retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the 2016 Incentive Compensation Plan.

Certain Limitations on Deductibility of Executive Compensation. Section 162(m) of the Code limits the deduction to the Company for compensation paid to certain executive officers to $1 million per executive per taxable year.

Treatment of “Excess Parachute Payments”. The accelerated vesting of awards under the 2016 Incentive Compensation Plan upon a change of control of the Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.

The Board of Directors recommends that the Company's shareholders vote FOR approval amendment of the Company's 2016 Incentive Compensation Plan to increase by 500,000 the number of shares subject to the Plan;

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under recent amendments to the Securities Exchange Act of 1934, our stockholders may cast an advisory vote on the compensation of our Named Executive Officers, as described in this proxy statement.
Our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2019 compensation of our Named Executive Officers.
We are asking our Shareholders to indicate their approval of our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
We recommend that stockholders vote, on an advisory basis, “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement.”
The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on Proposal Two at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
The Board of Directors recommends that the Company’s shareholders vote FOR the approval of Proposal Three.

PROPOSAL FOUR
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY SAY-ON-PAY VOTES
Our stockholders also have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on Proposal Three, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. You will have the opportunity to vote on this issue at least once every six years.
Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company. Accordingly, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years. You may also abstain from voting. The option that receives the highest number of advisory votes by shareholders will be the frequency for the advisory vote on executive compensation deemed to have been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.
As the vote is advisory and not binding, the Board of Directors may decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders (but not less often than once every three years). However, we value the opinions of our shareholders and will consider the outcome of the advisory vote in deciding how often to hold the advisory vote on executive compensation in future years.
The Board of Directors recommends a vote FOR the frequency of the say-on-pay advisory vote to be "one year".

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2020
Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of Dixon Hughes Goodman LLP to serve as its independent registered public accountants for its 2020 fiscal year. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.
The Board of Directors recommends that that the Company’s shareholders vote FOR Proposal Five.
In the event that the Company’s shareholders do not ratify the selection of Dixon Hughes Goodman LLP as independent registered public accountants for fiscal 2020, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2020.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Dixon Hughes Goodman LLP for services provided during fiscal year 2018 and 2019:

	2019	2018
Audit fees paid to Dixon Hughes Goodman LLP (1)	$575,452	$610,026
Audit related fees (2)	$74,218	$3,354
Tax fees (3)	$1,425	$45,495
All other fees (4)	$—	$5,716
Total Audit Fees	$651,095	$664,591

(1)
Represents fees for professional services paid to Dixon Hughes Goodman LLP provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues during 2018 and 2019.

(2)	Represents fees for discussions of recent accounting pronouncements.

(3)	Represents fees for tax compliance and tax planning services.

(4)	Represents fees related to a sale leaseback transaction.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg. S-X T Rule 2-01(c)(7)(i)(C).

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2021 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 13, 2020, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company’s corporate headquarters, P.O. Box 2007, Dalton, Georgia 30722-2007.
ADDITIONAL INFORMATION
The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson
Chairman of the Board
Dated: March 20, 2020

ANNEX A

THE DIXIE GROUP, INC.

THE AMENDED AND RESTATED 2016 INCENTIVE COMPENSATION PLAN

1. Purpose

The primary purposes of The Dixie Group, Inc. 2016 Incentive Compensation Plan are to attract, retain and motivate employees, officers, agents and other eligible plan participants, including non-employee directors of the Company, and to compensate them for their contributions to the growth and profits of the Company.

2. Definitions

Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the Committee or subcommittee or individual appointed by the Committee.

“Award” means any award of Restricted Stock, Performance Units, Options, Cash or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 11(c).

“Board” means the Board of Directors of The Dixie Group, Inc.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee. With respect to any provision regarding the grant of Qualifying Performance Awards, the Committee shall consist of at least two “outside directors” as defined under Section 162(m) of the Code.

“Company” means The Dixie Group, Inc. and all of its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase Shares of The Dixie Group, Inc. common stock.

"Other Award” means any other form of award authorized under Section 11.

"Participant” means an individual to whom an Award has been made.

“Performance Unit” means a right, granted to a non-employee Participant pursuant to Section 8, to receive Shares, as authorized by the Committee.

“Plan” means The Dixie Group, Inc. 2016 Incentive Compensation Plan, as amended from time to time in accordance with
Section 14(e).

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“Qualifying Performance Award” means an Award granted pursuant Section 10.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.

“Section 162(m) Participant” means, for a given performance period, any individual designated by the Committee by not later than 90 days following the start of such performance period (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such performance period may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Section 162(m) Performance Goals” means any performance goals approved by The Dixie Group, Inc. stockholders and the performance objectives established by the Committee in accordance with Section 10 or any other performance goals approved by The Dixie Group, Inc.’s stockholders pursuant to Section 162(m) of the Code.

“Section 409A” means Section 409A of the Code.

“Shares” means shares of Stock.

“Stock” means the Common Stock, Par Value $3.00 per share, of The Dixie Group, Inc., and, where permitted under the Plan, the Class B Common Stock, Par Value $3.00 per share of The Dixie Group, Inc.

“Subsidiary” means (i) a corporation or other entity with respect to which The Dixie Group, Inc., directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which The Dixie Group, Inc., directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3. Effective Date and Term of Plan

(a) Effective Date. The Plan shall become effective upon its adoption by the Board, subject to its approval by The Dixie Group, Inc.’s stockholders. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval, but no Shares may be issued or delivered pursuant to any such Award until The Dixie Group, Inc.’s stockholders have approved the Plan. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.

(b) Term of Plan. No Awards may be made under the Plan after May 3, 2026.

4. Stock Subject to Plan

(a) Overall Plan Limit. The total number of Shares that may be delivered pursuant to Awards shall be 1,300,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that The Dixie Group, Inc. acquires in the open market, in private transactions or otherwise.

(b) Adjustments for Certain Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects The Dixie Group, Inc.’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for Awards of Options as provided in Section 4(d), the maximum number of Incentive Stock Options as provided in Section 4(e) and the individual Qualifying Performance Award maximum under Section 10, and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c) Calculation of Shares Available for Delivery. In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

(i) The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

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(ii) The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.
(iii) The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (i).

(iv) If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (i), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

(v) Any Shares underlying Substitute Awards shall not be counted against the number of Shares available for delivery pursuant to Awards and shall not be subject to Section 4(d).

(d) Individual Limit on Options. The maximum number of Shares that may be subject to Options granted to a Participant in any fiscal year shall be 150,000 Shares. The limitation imposed by this Section 4(d) shall not include Options granted to a Participant pursuant to Section 162(m) Performance Goals.

(e) ISO Limit. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options the rules set forth in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.

5. Administration

(a) Committee Authority Generally. The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including, without limitation, determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; provided, however, that to the extent full or partial payment of any Award that constitutes a deferral of compensation subject to Section 409A is made upon or as a result of a Participant’s termination of employment, the Participant will be considered to have experienced a termination of employment if, and only if, the Participant has experienced a separation from service with the Participant’s employer for purposes of Section 409A; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.

(b) Authority to Construe and Interpret. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Committee Discretion. All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(d) No Liability. Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the

Annex A - 34

Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6. Eligibility

All “employees” of the Company - within the SEC’s broad definition set forth in the instructions to the Form S-8 registration statement, which includes employees, officers, directors and (subject to certain restrictions) consultants and advisors to the Company - are eligible to receive awards under the 2016 Incentive Compensation Plan. Participation is discretionary - awards are subject to approval by the Compensation Committee.

7. Restricted Stock

An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

8. Performance Units

Performance Units may be granted to non-employee directors as payment for a portion or all of such Participant’s annual directors’ fees or other compensation to such persons who perform services for the Company. An Award of Performance Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Performance Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Performance Unit will be payable in Stock equal to the Fair Market Value on the grant date of one Share. As a holder of Performance Units, a Participant shall have only the rights of a general unsecured creditor of The Dixie Group, Inc. A Participant shall not be a stockholder with respect to the Shares underlying Performance Units unless and until the Performance Units convert to Shares. Performance Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. For purposes of such awards to non-employee directors, there shall be an annual limit of 20,000 Performance Units (20,000 shares) per Participant.

9. Options

(a) Options Generally. An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date (110% in the case of a 10% Shareholder). Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon The Dixie Group, Inc.’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by The Dixie Group, Inc., the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b) Prohibition on Repricing of Options. Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option. “Reprice” means any action that has the effect of reducing the exercise price of such Option.

(c) Payment of Exercise Price. Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of The Dixie Group, Inc. from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as The Dixie Group, Inc. may authorize.

(d) Maximum Term on Stock Options. No Incentive Stock Option shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10. Qualifying Performance Awards

(a) The Committee may, in its sole discretion grant a Qualifying Performance Award to any Section 162(m) Participant.A Qualifying Performance Award shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document, but in all events shall be subject to the attainment of Section 162(m) Performance Goals as may be specified by the Committee. Qualifying Performance Awards may be denominated as a cash amount, number of Shares or other securities of the Company, or a combination thereof. Subject to the terms of the Plan, the Section 162(m) Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Qualifying Performance Award granted and the amount of any payment or transfer to be made pursuant to any Qualifying Performance Award shall be determined by the Committee. The Committee

Annex A - 35

shall have the discretion, by Section 162(m) Participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Award by reason of the satisfaction of the Section 162(m) Performance Goals set forth in the Award. In making any such determination, the Committee is authorized in its discretion to take into account additional factors that the Committee may deem relevant to the assessment of individual or Company performance for the performance period.

(b) In any calendar year, no one Section 162(m) Participant may be granted Awards pursuant to Section 10(a) that allow for cash payments in an aggregate amount determined in excess of $750,000 and the maximum annual aggregate amount that can be paid, in cash awards, to all Participants is $3,000,000.00. To the extent that one or more Qualifying Performance Awards granted to any one Section 162(m) Participant during any calendar year are denominated in Shares, the maximum value of any such Awards to any one Participant shall be $1,650,000, and the maximum annual number of shares that could be issued to any one participant is 330,000 shares. The maximum annual value of stock Awards that may be issued to all Participants for any given year is $3,750,000.00. The maximum annual number of shares that may be issued for all Participants who are Covered Employees under this Section 10 is 750,000.

(c) Section 162(m) Performance Goals may vary by Section 162(m) Participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following: minimum annual levels of profitability; minimum annual levels of corporate and/or business unit operating income, as adjusted for specific and unusual items so designated by the Compensation Committee; corporate and/or business unit earnings before interest (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted for specific and unusual items so designated by the Compensation Committee; total shareholder return; return on capital; return on equity; pre-tax earnings; earnings growth; revenue growth operating profit; earnings per share; and return on investment or working capital or other specific non-financial objective that enhances the value of the Company to its shareholders. Any of the preceding measures may be set or determined with respect to the Company, or any one of its subsidiaries or business units, and measured either in absolute terms or as compared to an external metric or another company or other companies.

(d) Following the completion of any performance period applicable to a Qualifying Performance Award, the Committee shall certify in writing the applicable performance and amount, if any, payable to Section 162(m) Participants for such performance period. The amounts payable to a Section 162(m) Participant will be paid (or granted in the case of awards of restricted stock granted subject to service conditions) following the end of the performance period after such certification by the Committee in accordance with the terms of the Qualifying Performance Award, but no later than the first March 15 following the Performance Period.

(e) Without further action by the Board, this Section 10 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereof).

11. General Terms and Provisions

(a) Awards in General. Awards may be granted as an award of Cash, as Stock, as Restricted Stock, as a Qualified Performance Award, as Options or as Performance Units. Awards may be granted independent of other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of performance objectives, including without limitation objectives based in whole or in part on net income, pre-tax income, return on equity, earnings per share, total shareholder return or book value per share. Performance objectives for Awards intended to qualify as Qualifying Performance Awards shall be based on Performance Goals as specified in Section 10(c).

(b) Dividends and Distributions. If The Dixie Group, Inc. pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted Stock) or Performance Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Any determination by the Committee with respect to a Participant’s entitlement to receive any amounts related to dividends or distributions to holders of Stock, as well as the terms and conditions of such entitlement, if any, will be part of the terms and conditions of the Award, and will be included in the Award Document for such Award.

(c) Award Documentation and Award Terms. The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).

(d) Proportional Exercise for Common Stock and Class B Common Stock. All Awards granted under the Plan shall be denominated and documented with reference to the number of shares of Common Stock subject to such Award; provided, however, that any Participant who already owns shares of the Company's Class B Common Stock prior to exercising any Award granted to him under the Plan shall be entitled to elect to receive shares of both Common Stock and Class B Common Stock with respect to such Award, with the maximum number of shares of Class B Common Stock that the

Annex A - 36

Participant may elect to receive being limited to a number that will not increase the ratio of the number of shares of Class B Common Stock held by the Participant to the total number of shares of Common Stock and Class B Common Stock held by such Participant on the Election Date (as defined below). For any Award which is an ISO or Nonqualified Stock Option (or portion thereof, in the case of Options which vest in installments over time), the Election Date shall be the date on which such Award (or any applicable installment) is exercised, unless the Participant chooses to express such election on the date of grant. For any Award of Restricted Stock, the Election Date shall be the date on which the Award is granted. Any Participant who holds shares of Class B Common Stock and fails to effectively make the applicable election as described above will receive only shares of Common Stock with respect to such Award. All references to “Common Stock” in the Plan or in any Award agreement issued under the Plan shall be deemed to refer to the appropriate number of shares of Common Stock and Class B Common Stock as applied to any eligible Participant who makes the election provided by this Section 11(d).

(e) Voting. Participants shall have the right to vote shares of Common Stock (or Class B Common Stock) allocated to an Award of Restricted Stock. The shares allocated to such Award shall be voted in accordance with instructions received from Participants, or pursuant to such other method as the Committee may establish to enable Participants holding any such Award to vote, or to direct the voting of, such shares.

12. Certain Restrictions

(a) Stockholder Rights. Except as otherwise provided in Section 4(b) or 11(b), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Except for the risk of cancellation and the restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) or as otherwise set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b) Transferability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.

13. Representation; Compliance with Law

The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

14. Miscellaneous Provisions

(a) Satisfaction of Obligations. As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, The Dixie Group, Inc. may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Award or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by The Dixie Group, Inc., (i) such payment may be in the form of cash or other property, including the tender of previously owned Shares, and (ii) in satisfaction of such taxes, assessments or other governmental charges or, exclusively in the case of an Award that does not constitute a deferral of compensation subject to Section 409A, of other obligations that a Participant owes to the Company, The Dixie Group, Inc. may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award or may enter into any other suitable arrangements to satisfy such withholding or other obligation. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Company may not offset from the payment of such Award amounts that a Participant owes to the Company with respect to any such other obligation except to the extent such offset is not prohibited by Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment of the Award or to incur interest or additional tax under Section 409A.

(b) No Right to Continued Employment. Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

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(c) Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d) Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Tennessee, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.
(e) Amendments and Termination. The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board.

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THE DIXIE GROUP

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card — Class A Common Stock

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 5. With respect to Proposal 4, the Board of Directors recommends a vote FOR "One Year."

1. Election of Directors:

Nominee	For	Withhold
01 - William F. Blue, Jr.	☐	☐
02 - Charles E. Brock	☐	☐
03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐
05 - Lowry F. Kline	☐	☐
06 - Hilda S. Murray	☐	☐
07 - Michael L. Owens	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. To cast an advisory vote on the frequency of future say-on-pay votes;	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

1UPX 449890

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

036ULC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Dixie Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

May 6, 2020

The undersigned hereby appoints Daniel K. Frierson, Lowry F. Kline and Michael L. Owens, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporate offices, Dalton, Georgia, at 8:00 A.M., Eastern Time, on May 6, 2020, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF:

PROPOSAL 1 – FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES.

PROPOSAL 4 – ADVISORY VOTE ON FREQUENCY OF THE SAY-ON-PAY VOTE, "ONE YEAR."

PROPOSAL 5 - FOR RATIFICATION OF APPOINTMENT OF THE FIRM OF DIXON HUGHES GOODMAN LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2020.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

C Non-Voting Items

Change of Address — Please print new address below.